UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

BANKUNITED FINANCIAL

CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13921	65-0377773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Alhambra Circle	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 569-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreements with Humberto L. Lopez

On December 3, 2007, BankUnited Financial Corporation (“BankUnited”) and BankUnited, FSB (the “Bank”) entered into amended and restated employment agreements with Humberto L. Lopez in connection with his employment as Senior Executive Vice President and Chief Financial Officer. Mr. Lopez has served as BankUnited’s and the Bank’s Senior Executive Vice President, Finance and Chief Financial Officer since 2001. Mr. Lopez served as Executive Vice President and Chief Financial Officer from 1999 to 2001.

Mr. Lopez’s agreement provides for a 2-year term commencing on December 3, 2007 and expiring on December 3, 2009 (the “Term”), unless terminated sooner pursuant to the terms of the agreement. Mr. Lopez shall receive a base salary of $275,000 per year during the Term of the agreement, subject to annual review and an increase by the Compensation Committee (the “Committee”) of the Board of Directors and may receive a cash bonus for each fiscal year of the Term based upon merit and determined by the Committee. In addition, Mr. Lopez may receive other cash or stock compensation for services rendered to the Bank in such amounts and on such conditions as the Committee may determine. Mr. Lopez is entitled to receive the standard benefits available to executives under BankUnited’s benefit plans.

Mr. Lopez’s employment agreement may be terminated at any time with or without cause. If termination occurs without cause, Mr. Lopez is entitled to receive an amount equal to one year of his base salary for the year in which termination occurs, plus an amount equal to the amount of the annual bonus for the prior year, as well as any vested benefits as of the date of termination. If termination occurs due to disability, Mr. Lopez or his beneficiaries will receive severance benefits that include compensation or other obligations accrued for periods prior to the date of termination, six months of base salary and his vested interests. If termination occurs due to death, Mr. Lopez’s estate or his beneficiaries will receive any unpaid base salary, annual bonus and benefits accrued for the periods prior to the date of termination, as well as any life insurance proceeds. If Mr. Lopez is terminated following a change in control, as defined in the employment agreement, Mr. Lopez may receive a lump sum payment in an amount equal to two (2) times his base salary for the year in which termination occurs, plus two (2) times the amount equal to the annual bonus for the prior year. Mr. Lopez’s employment agreements also contain a “gross-up” provision designed to make Mr. Lopez whole for any withholding and excise taxes resulting under Section 280G of the Internal Revenue Code, as amended, other than with respect to stock options and grants or other securities of the Company, which may become payable in connection with termination payments upon or following a change of control.

This summary of the material terms of Mr. Lopez’ amended and restated agreements is qualified in its entirety by reference to the agreements, copies of which are filed as exhibits to this Report and incorporated herein by reference.

Employment Agreement with Abel L. Iglesias

On November 29, 2007, the Bank entered into an employment agreement with Abel L. Iglesias in connection with his position as Senior Executive Vice President. Mr. Iglesias has served as Senior Executive Vice President of the Commercial Banking Division for the Bank since February 2007. He previously served as the Executive Vice President of Corporate and Commercial Banking for the Bank from May 2003 to February 2007.

Mr. Iglesias’ agreement provides for a 2-year term commencing on November 29, 2007 and expiring on November 30, 2009, unless terminated sooner pursuant to the terms of the agreement. Mr.

Iglesias is entitled to receive an initial base salary of $360,000, subject to annual review and adjustment by the Committee of the Board of Directors following the end of each fiscal year and may receive an annual bonus based on merit and determined in the sole discretion of the Committee. In addition, Mr. Iglesias may receive other cash or stock compensation for services rendered to the Bank in such amounts and on such conditions as the Committee may determine. Mr. Iglesias is entitled to receive the standard benefits available to executives under the Bank’s benefit plans.

In connection with this agreement, on August 13, 2007, Mr. Iglesias was granted 2,000 restricted shares of BankUnited’s Class A Common Stock and an option to purchase 10,000 shares of Class A Common Stock. The restricted shares granted to Mr. Iglesias vest over five (5) years from the date of the grant, with the restrictions lapsing on one-fifth of the shares on the anniversary of the date of grant each year through 2012. The stock option granted to Mr. Iglesias vests in five equal annual installments commencing on the first anniversary of the date of the grant, and expire six (6) years from the date of the grant.

Mr. Iglesias’ employment agreement may be terminated at any time with or without cause. If termination occurs without cause, Mr. Iglesias is entitled to receive an amount equal to one year of his base salary for the year in which termination occurs, plus an amount equal to the amount of the annual bonus for the prior year, as well as any vested benefits as of the date of termination. If termination occurs due to disability, Mr. Iglesias or his beneficiaries will receive severance benefits that include compensation or other obligations accrued for periods prior to the date of termination, six months of base salary and his vested interests. If termination occurs due to death, Mr. Iglesias’ estate or his beneficiaries will receive any unpaid base salary, annual bonus and benefits accrued for the periods prior to the date of termination, as well as any life insurance proceeds. If Mr. Iglesias is terminated following a change in control, as defined in the employment agreement, Mr. Iglesias may receive a lump sum payment in an amount equals to one and one-half (1.5) time his base salary for the year in which termination occurs, plus one and one-half times (1.5) the amount equal to the annual bonus for the prior year.

Mr. Iglesias’ employment agreement also contains confidentiality and non-compete provisions.

This summary of the material terms of Mr. Iglesias’ Employment Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as an exhibit to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit No.	Exhibit Title

	10.1	Employment Agreement by and between BankUnited Financial Corporation and with Humberto L. Lopez

	10.2	Employment Agreement by and between BankUnited, FSB and Humberto L. Lopez

	10.3	Employment Agreement by and between BankUnited, FSB and Abel L. Iglesias

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: December 5, 2007

	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title

10.1	Employment Agreement by and between BankUnited Financial Corporation and with Humberto L. Lopez

10.2	Employment Agreement by and between BankUnited, FSB and Humberto L. Lopez

10.3	Employment Agreement by and between BankUnited, FSB and Abel L. Iglesias